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                                                                   EXHIBIT 2.9

                                AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (the "Amendment"), dated as of March 6, 1997, is entered into by and among Merisel, Inc., a Delaware corporation ("Merisel"), Merisel FAB, Inc., a Delaware corporation ("FAB"), SYNNEX Information Technologies, Inc., a California corporation ("Synnex") and ComputerLand Corporation, a California corporation and successor-in-interest to SynFab, Inc., a California corporation ("ComputerLand"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Asset Purchase Agreement, dated as of January 15, 1997 by and among Merisel, FAB, Synnex and ComputerLand (the "Asset Purchase Agreement").

          WHEREAS, the parties hereto have previously entered into the Asset Purchase Agreement; and

          WHEREAS, the parties hereto desire to amend certain provisions of the Asset Purchase Agreement and agree on certain matters relating to the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Termination Date.  Section 11.1(b)(ii) of the Asset Purchase
               ----------------   -------------------
Agreement is hereby amended by deleting "February 28, 1997" and placing "March 14, 1997 in lieu thereof.

          2.   No Shop.  Section 5.2(b) of the Asset Purchase Agreement is
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hereby amended by deleting "February 28, 1997" and placing "March 14, 1997" in lieu thereof.

          3.   Material Adverse Effect.  Section 4.1(q) of the Asset Purchase
               -----------------------   --------------
Agreement is hereby amended by inserting after "Schedule 4.1(q)" the following:
"or has been disclosed to or has otherwise been discovered by Synnex on or before March 6, 1997" in lieu thereof.

          4.   Vanstar Term Sheet.  Section 6.3 of the Asset Purchase Agreement
               ------------------   -----------
is hereby amended by inserting the following as paragraph (h) thereof:
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          "(h) Vanstar Term Sheet.  On March 7, 1997, Synnex shall deliver to
               ------------------
          Merisel a term sheet executed by Synnex and Vanstar setting forth all of the material terms of the proposed Distribution Agreement and Sublease Agreement (including the release referred to in paragraph (f) above)."

          5.   Provision of Services.  Article VIII of the Asset Purchase
               ---------------------
Agreement is hereby amended by inserting the following as Section 8.11:
                                                          ------------

          "8.11  Provision of Services.  During the month of March, Merisel
                 ---------------------
          shall perform, for the benefit of ComputerLand, sales support services substantially similar to and in doing so employ the same degree of care as those currently provided to the Seller. Merisel shall bear the costs of the provision of such services other than those costs that were traditionally reimbursed by the Seller, such reimbursable expenses to include, but not be limited to those items set forth on Exhibit A hereto (collectively, the "Reimbursable Expenses"). Merisel
          ---------
          shall give prompt notice of the incurrance of Reimbursable Expenses to ComputerLand, and ComputerLand shall reimburse Merisel for the Reimbursable Expenses by no later than thirty days after receiving any such notice.

          6.   Access to Employees.  Article VII of the Asset Purchase Agreement
               -------------------
is hereby further amended by inserting the following as Section 8.12:
                                                        ------------

          "8.12  Access to Employees.  Within three days of the Closing, Merisel
                 -------------------
          shall provide to Synnex a list of members of the Mersiel sales staff selected by Merisel (the "Employees"). Until March 31, 1997, Merisel shall allow Buyer to interview the Employees at reasonable times during normal business hours and upon 24 hours prior, written notice. Merisel shall allow Synnex to hire up to six Employees. The foregoing notwithstanding, Synnex and CompterLand shall not direct or instruct the employees of Merisel regarding the services provided pursuant to
          Section 8.11 hereof."
          ------------

          7.   Indemnification.  Section 10.2 of the Asset Purchase Agreement is
               ---------------   ------------
hereby amended by inserting the following as paragraph (i) thereof:

          "(i)   any liabilities which arise to third parties, Synnex or the
          Buyer in the course of Merisel's performance of its obligations under

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          Section 8.11 hereof, unless such liabilities arise due to Merisel's
          ------------
          negligence or failure to maintain its historic standard of care in the performance of its obligations thereunder."

          8.   Waiver.  Each of the Buyer and Synnex hereby unconditionally
               ------
waive the conditions to Closing located in Section 6.1(h), and Section 6.2(a) (except as such section relates to Section 4.1(q), as amended, and Sections 4.1(a), (b) and (i)), (b), (c), (e), (f), (j) and (k).

          9.   Governing Law.  This Amendment and the legal relations among the
               -------------
parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

          10.  Entire Agreement.   This Amendment, together with the Asset
               ----------------
Purchase Agreement, including the exhibits and schedules attached thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

          11.  Asset Purchase Agreement in Full Force.  Except as expressly
               --------------------------------------
modified hereby, the Asset Purchase Agreement remains in full force and effect.

          12.  Successors and Assigns; Third Parties.  All of the rights,
               -------------------------------------
duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representa tives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Amendment.

          13.  Counterparts.  This Amendment may be executed in as many
               ------------
counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same in strument.

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

          14.  Headings.  The Section headings of this Amendment are for
               --------
convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

          15.  Construction.  This Amendment shall not be construed more
               ------------
strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                              MERISEL, INC.
                              a Delaware corporation


                              By:   /s/ Dwight Steffensen
                                   ----------------------
                                    Dwight Steffensen
                                    Chairman of the Board, President and Chief
                                    Executive Officer


                              MERISEL FAB, INC.
                              a California corporation


                              By:   /s/ Dwight Steffensen
                                   ----------------------
                                    Dwight Steffensen
                                    Chairman of the Board


                              SYNNEX INFORMATION
                              TECHNOLOGIES, INC.
                              a California corporation


                              By:   /s/ Robert Huang
                                   -----------------
                                    Name: Robert Huang
                                    Title: President


                              COMPUTERLAND CORPORATION
                              a California corporation


                              By:   /s/ Robert Huang
                                   -----------------
                                    Name: Robert Huang
                                    Title: President

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